Exhibit 10.2

THE BOARD OF DIRECTORS

OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 16th day of April, 2020;

The Board of Directors which was present for this meeting & took active part therein was:

Eyal Barad

Itamar Borochov

Dr. Gil Feiler (as permanent observer on the Board)

WHEREAS,

In order to more actively assist the company in advancing its goals, Director and Board Member Gabriel Yariv has agreed to assume additional responsibilities in the company;

NOW THEREFORE BE IT RESOLVED that the majority of Directors having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS §78.315, have unanimously decided and RESOLVED that:

Gabriel Yariv has been Nominated and has Accepted the position as President of the Company;

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 16th April, 2020

_____________________________

David E. Price, Secretary, Corp Counsel